UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

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On May 9, 2025, Phillips 66 issued the following press release.

Phillips 66 Provides Statement of Critical Facts

Provides Clarity on Important Topics where Elliott Has Sought to Mislead Investors

Reiterates Strength of Company’s Transformative Strategy and the Valuable Skills of Phillips 66’s Board and Nominees in Contrast to Elliott’s Risky, Misleading Analysis and Conflicted Nominees

Phillips 66 Urges Shareholders to Vote “FOR” ONLY Phillips 66’s Nominees on the WHITE Proxy Card

HOUSTON, May 9, 2025 – Phillips 66 (NYSE:PSX) today provided investors with important information to make fully informed voting decisions at the Phillips 66 Annual Meeting on May 21, 2025. This overview is intended to ensure investors understand the facts on these critical topics as they assess how to cast their upcoming vote.

Reliable, Long-Term Value Creation

•

Since Mark Lashier became President & CEO, Phillips 66 outperformed against relevant benchmarks, delivering total shareholder returns of 67% (compared to the S&P 500 Energy at 45%, and our Synthetic Proxy Peer Median[1] at 42%).[2]

•

In under 3 years, the Company returned over $14 billion to shareholders through share repurchases and dividends. We grew our dividend at a 15% CAGR since the spinoff[3] in 2012, and our annual dividend paid increased every year.

•	While the Board recognizes the reliable returns we have provided for our shareholders, we are never satisfied and continuously review our portfolio with a sharp focus on long-term value creation.

Investors and analysts recognize the long-term potential inherent in the execution of our transformational strategy, which is in its early innings:

“PSX remains a Large Cap refining top pick. PSX’s management team is focused on delivering growth at attractive returns, and further diversification and improvements to refining uptime might combine to restore PSX’s premium positioning. We are Overweight rated.” (Wells Fargo (4/25/2025))4

Effective Board Governance

•

Elliott helped to select Bob Pease and he has proven to be a constructive challenger in the boardroom. As Bob has directly stated, he supports the Board because it is actively working to get to the right answer, not protecting any individual’s interests.

•

The Phillips 66 Board has demonstrated an ability to consistently refresh the boardroom. To ensure fresh and independent viewpoints, we have added five new independent directors in the past four years and two new nominees stand for election at this year’s Annual Meeting.

•

Our directors and nominees have unparallelled experience taking decisive and transformative action when it makes sense, and together they have overseen more than $300 B in breakup or major divestiture transactions.

“[Mark Lashier] stressed that the board has taken a look at strategic options in the past and continues to do so regularly. As such, questions surrounding the makeup of the portfolio have been asked inside the boardroom. And answered. He also added there are plenty of folks in the boardroom who have been involved in spinoffs elsewhere and they’d be the kind of people who’d be raising their hand if they thought this one made sense. Lastly, he pointed out that “incredible dis-synergies” and “massive tax burdens” would come from midstream monetization. In today’s deck, PSX claims these costs could amount to $28/share.”(Gordon Haskett (4/28/2025))4

Elliott’s Flawed Thesis to Separate Midstream and Sell CPChem

•

The Board has absolutely evaluated a breakup of Midstream and sale of CPChem, and following meaningful consideration, came to the conclusion that neither action is in the best interest of long-term shareholders at this time.

•	Simply put, Elliott’s analysis is based on speculative analysis and flawed assumptions:

•

Elliott’s $50 billion Midstream analysis ignores or significantly underestimates tax leakage, dis-synergies, buying power of potential buyers, among other factors that would destroy value uplift in a sale and/or spin scenario.

•	Elliott’s valuation of CPChem has appreciated by 50% to $15 billion since 2023, while Chemical peers have traded down 19%[5] during the same time frame.

•

We have carefully evaluated and disclosed important details around Elliott’s flawed analysis in our recent investor presentation, which outlines the facts around the costs and risks of a CPChem sale or Midstream spin and the long-term value of the integrated business.

We know the market recognizes Elliott’s analysis is based on speculative valuations and flawed assumptions:

“Sale of companies may not work as: 1) buyers for these large assets are limited, 2) tax leakage could be high, 3) standalone Refining multiple may suffer (PSX is trading at a premium to MPC on standalone Refining).” (Citi (3/14/2025))4

“We believe selling CPChem ahead of two large projects coming online and close to the bottom of the margin cycle may not be the right idea.” (Citi (2/13/2025)) 4

Refining Performance

•	Refining performance has been improving meaningfully, and we remain committed to continuously increasing margins in our Refining business.

•	As a result of optimizing our integrated value chain and cost reduction efforts, our R&M EBITDA outperforms our core peer group by $2.80 per barrel[6] in the Central Corridor and is in-line globally.

•

Between 2022 and 2024, Phillips 66 reduced refining adjusted controllable costs by $1.08 per barrel[7], a 15% improvement and 44% above our original $0.75 per barrel target. These results surpassed both Marathon and Valero’s respective cost improvements over the same period.[7]

•

By 2027, we aim to further reduce refining adjusted controllable costs from $5.90 to $5.50 per barrel.[8] We expect that every $0.50 per barrel of cost reduction will improve adjusted EBITDA by roughly $315 million.[9]

We know the market sees the progress we are making:

“[We] recently analyzed PSX refining EBITDA per barrel on a like-for-like basis with peers, adjusting for Marketing, Midstream, and turnaround accounting. We found that PSX performs in-line with peers based on our analysis … This is better than the consensus view that PSX refining earnings lags peers.” (TD Cowen (4/27/2025)) 4

“Management highlighted the completion of its large turnaround program, which should support improved refining earnings through the remainder of the year. We note the company remains focused on improving operational execution and yields across its refining footprint though accretive capital investments.” (Goldman Sachs (5/1/2025)) 4

The Risk of Elliott’s Nominees

•	Elliott’s nominees, who have histories of value destruction, pose a risk to shareholders’ investments and have redundant experience relative to our more qualified nominees.

•

Sigmund Cornelius and Brian Coffman both hold concerning and poorly disclosed ties to Elliott and Gregory Goff (CEO of Amber Energy, an Elliott portfolio company, who is pursuing an acquisition of CITGO, our direct competitor), creating serious questions about their ability to act in the best interests of all Phillips 66 shareholders.

•

There are serious questions about Elliott’s expectation of director loyalty. Elliott’s attempt to replace Bob Pease while denying Phillips 66 access to interview and evaluate its nominees is a clear testament to the activist’s expectation of loyalty rather than true independence.

Phillips 66 Has the Right Nominees

•	John Lowe has over 30 years of experience in the energy sector and has created tangible value both in his executive and board positions at publicly traded energy companies.

•

Bob Pease, who we appointed with support from Elliott, has extensive refining and commercial experience from his over 39-year career, and his leadership overseeing major corporate transformations has made him a highly effective Director.

•	Nigel Hearne has substantial international upstream and downstream operating experience and will provide valuable refining operations and HS&E expertise.

•

Howard Ungerleider holds over 30 years of chemicals leadership experience and oversaw the financial complexities of one of the largest and most complex mergers and spin-off transactions in recent history as CFO of DowDuPont.

Your Vote Matters

Phillips 66’s Board of Directors urges shareholders to use only the WHITE proxy card to vote:

•	“FOR” all four of the candidates proposed by the Company and not Elliott’s four nominees;

•	“FOR” management’s proposal to approve the declassification of the Board of Directors; and

•	“AGAINST” Elliott’s proposal requiring annual director resignations, which implementing would violate Delaware law and put your Board at significant legal and reputational risk

The Board strongly recommends that shareholders safeguard their investment in Phillips 66 by casting their vote as soon as possible, regardless of plans to attend the Annual Meeting virtually on May 21, 2025.

Shareholders may receive materials from Elliott Management that say “gold proxy card” or “gold voting instructions” or similar. Phillips 66 recommends that shareholders DISCARD any Gold voting materials they may receive from Elliott. Shareholders may cancel out any vote made using a Gold proxy card by voting again TODAY using the Company’s WHITE proxy card. Only the latest-dated vote will count.

About Phillips 66

Phillips 66 (NYSE: PSX) is a leading integrated downstream energy provider that manufactures, transports and markets products that drive the global economy. The company’s portfolio includes Midstream, Chemicals, Refining, Marketing and Specialties, and Renewable Fuels businesses. Headquartered in Houston, Phillips 66 has employees around the globe who are committed to safely and reliably providing energy and improving lives while pursuing a lower-carbon future. For more information, visit phillips66.com or follow @Phillips66Co on LinkedIn.

Use of Non-GAAP Financial Information

Non-GAAP Measures—This news release includes non-GAAP financial measures, including, “adjusted EBITDA” and “refining adjusted controllable costs.” These are non-GAAP financial measures that are included to help facilitate comparisons of operating performance across periods and to help facilitate comparisons with other companies in our industry. Where applicable, these measures exclude items that do not reflect the core operating results of our businesses in the current period or other adjustments to reflect how management analyzes results. Reconciliations to, or further discussion of, the most comparable GAAP financial measures can be found within or at the end of the news release materials.

This news release also includes forward-looking non-GAAP financial measure estimates such as, but not limited to “adjusted EBITDA” and “refining adjusted controllable costs” which, as used in certain places herein, are forward looking non-GAAP financial measures. These forward-looking estimates or targets depend on future levels of revenues and/or expenses, including amounts that could be attributable to non-controlling interests or related joint ventures, which are not reasonably estimable at this time. Accordingly, reconciliations of these forward-looking non-GAAP financial measures to the nearest GAAP financial measure cannot be provided without unreasonable effort. Below are definitions of these non-GAAP measures and identification of the most directly comparable GAAP measure.

EBITDA is defined as estimated net income plus estimated net interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA is defined as estimated EBITDA plus the proportional share of selected equity affiliates’ estimated net interest expense, income taxes, and depreciation and amortization less the portion of estimated adjusted EBITDA attributable to noncontrolling interests. Net income is the most directly comparable GAAP financial measure for the consolidated company and income before income taxes is the most directly comparable GAAP financial measure for operating segments. Refining adjusted controllable cost is the sum of operating and SG&A expenses for our Refining segment, plus our proportional share of operating and SG&A expenses of two refining equity affiliates that are reflected in equity earnings of affiliates. The per barrel amounts are based on total processed inputs, including our proportional share of processed inputs of an equity affiliate, for the respective period.

References in this news release to shareholder distributions and returns to shareholders refer to the sum of dividends paid to Phillips 66 stockholders and proceeds used by Phillips 66 to repurchase shares of its common stock. References in this news release to “synergies” or “dis-synergies” are supported by management’s estimates and assumptions. These estimates are derived from the Company’s internal projections and other relevant data. However, because these synergies or dis-synergies are not calculated in accordance with generally accepted accounting principles (GAAP), they cannot be directly reconciled to GAAP measures. The Company believes that these non-GAAP measures provide valuable insight into optimization benefits but cautions that such synergies or dis-synergies may not be realized in full or at all.

Basis of News release—Effective April 1, 2024, we changed the internal financial information reviewed by our chief executive officer to evaluate performance and allocate resources to our operating segments. This included changes in the composition of our operating segments, as well as measurement changes for certain activities between our operating segments. The primary effects of this realignment included establishment of a Renewable Fuels operating segment, which includes renewable fuels activities and assets historically reported in our Refining, Marketing and Specialties (M&S), and Midstream segments; change in method of allocating results for certain Gulf Coast distillate export activities from our M&S segment to our Refining segment; reclassification of certain crude oil and international clean products trading activities between our M&S segment and our Refining segment; and change in reporting of our investment in NOVONIX from our Midstream segment to Corporate and Other. Accordingly, prior period results have been recast for comparability.

1.

Calculated as the weighted average of Refining (CVI, DINO, DK, MPC, PBF, VLO), Midstream (OKE, TRGP, WMB), and Chemicals (DOW, LYB, WLK) Performance Proxy Peers’ TSR based on the weighting of consensus NTM EBITDA estimates for PSX’s segments.

2.	Total Shareholder Return (“TSR”) calculated from June 30, 2022 to March 31, 2025.

3.	Dividend CAGR calculated from initial dividend of $0.20 per share in 3Q 2012 to $1.15 per share in 4Q 2024.

4.	Permission to use quotations was neither sought nor obtained.

5.	Calculated as median of % change in price performance of Chemicals peers (DOW, LYB, WLK) between Elliott’s 2023 letter and Elliott’s 2025 letter.

6.

Last three-year average (2022-2024). “Core Peers” calculated as average of MPC and VLO. “Other Peers” calculated as average of CVI, DINO, DK and PBF. R&M EBITDA calculated as regional net operating margin plus adjustments to reconcile with stated Adjusted Worldwide R&M Adjusted EBITDA. “R&M” includes PSX Refining + PSX Marketing & Specialties segments and is most comparable to MPC and VLO, which report their Refining and Marketing operations as a single segment. A combined Refining and Marketing & Specialties presentation of Adjusted EBITDA is shown for peer comparison only and is not reflective of how the Phillips 66 chief operating decision maker evaluates performance; rather, Refining and Marketing & Specialties are reviewed as two separate operating segments.

7.

Excludes adjusted turnaround expenses; non-GAAP financial measure. Reconciliation to the nearest GAAP measure can be found in slide 78 of the “Investor Presentation” here. PSX and peers exclude turnaround expense to be comparable; however, peer disclosure on other items e.g., corporate allocations and SG&A, varies and is not directly comparable to PSX methodology, which is inclusive of these items. For further details, refer to pages 16 and 17 of the “Investor Presentation” found here.

8.	Excluding adjusted turnaround expense, post-ceasing of operations at Los Angeles Refinery.

9.

Based on 2024 Adjusted Total Processed Inputs which include our proportional share of processed inputs of equity affiliates adjusted for projected impacts of cessation of operations of Los Angeles Refinery assuming throughput of 139 MBD at 2024 West Coast region utilization (94%) (~630 MMbbls).

Jeff Dietert (investors)

832-765-2297

Jeff.dietert@p66.com

Owen Simpson (investors)

832-765-2297

owen.simpson@p66.com

Al Ortiz (media)

855-841-2368

Al.s.ortiz@p66.com

Also on May 9, 2025, Phillips 66 distributed a mailer to Phillips 66 shareholders. A copy of that mailer is provided below.

PROTECT YOUR INVESTMENT YOUR VOICE MATTERS in Protecting Your Investment in Phillips 66 An upcoming vote seeks to undermine Phillips 66’s current leadership to the detriment of our business – and your returns. As a valued PSX shareholder, it’s important that you understand the facts.

Dear Fellow Shareholder, At Phillips 66, our top priority has always been you, our shareholders. You don’t have to take our word for it – the results speak for themselves. Since becoming a public company, we have increased our annual dividend every single year. That consistency is no accident. Rather, it reflects our integrated strategy, built to deliver value through all market conditions. Over just 13 years, Phillips 66 shareholders have seen over $44 billioną in cumulative distributions – with total shareholder returns of 479%.2 Our annual dividend has increased every year since our formation in 2012. And just last month, we raised the dividend again. An activist investor’s short-sighted and risky proposals threaten to unravel what we’ve built – and put the dividend you’ve come to expect at risk. Elliott Investment Management (“Elliott”) is pushing a rushed breakup of Phillips 66 – and with it, taking a hammer to the dividend you’ve come to expect. Our Board, on the other hand, puts you first. With extensive experience in long-term value creation, the Phillips 66 Board of Directors regularly evaluates different paths forward for our business. We see Elliott’s proposal as a high-risk, high-cost maneuver that puts your dividend at risk. US VS. THEM Cumulative Shareholder Your Consistent and Distributions ($B)3 Compelling Return Share Repurchases Dividends Annual Dividends ($ Per Share) 43 37 $4.50 31 26 28 24 21 15 12 10 7 $1.00 4 1 ’12 ‘13 ‘14 ‘15 ‘16 ‘17 ‘18 ‘19 ‘20’ 21 ‘22’ 23 ‘24

Sincerely,
**The Phillips 66 Board of Directors**

**Sample Proxy Voting Card**

**Nominees Recommended by the Company:**

| | FOR | WITHHOLD |
|---|---|---|
| 1a. A Nigel Hearne | ✓ | |
| 1b. John E. Lowe | ✓ | |
| 1c. Robert W. Pease | ✓ | |
| 1d. Howard I. Ungerleider | ✓ | |

**Elliott Nominees Opposed by the Company:**

| | FOR | WITHHOLD |
|---|---|---|
| 1e. Brian S. Coffman | | |
| 1f. Sigmund L. Cornelius | | |
| 1g. Michael A. Heim | | |
| 1h. Stacy D. Nieuwoudt | | |

| | FOR / ONE YEAR | AGAINST / TWO YEARS | ABSTAIN / THREE YEARS | ABSTAIN |
|---|---|---|---|---|
| 2. Declassification of the Board | ✓ | | | |
| 3. Advisory "Say on Pay" | ✓ | | | |
| 4. Frequency of "Say on Pay" | ✓ | | | |
| 5. Ratification of Auditors | ✓ | | | |
| 6. Elliott Proposal Requiring Annual Director Resignations | | ✗ | | |

---

Don’t let Elliott’s flawed analysis destroy our business. Your dividend – and Phillips 66’s future – is worth protecting. Support a Board that continues to keep its promises by voting WHITE proxy card. Sincerely, The Phillips 66 Board of Directors WONDERING HOW TO VOTE FOR THE PHILLIPS 66 BOARD OF DIRECTORS? Here is the Board’s recommended ballot for this year’s Annual Meeting on May 21, 2025 (attendance is not required to vote your shares, and you can vote now using your WHITE proxy card): CAUTION: You may receive similar materials from Elliott Management that say “gold proxy card” or “gold voting instructions” or similar. We recommend you discard them. If you have already voted on the gold proxy card, you can vote again on the WHITE card – only your last vote will be counted. The Board strongly recommends that you cast your vote as soon as possible to safeguard your investment in Phillips 66. For more information on how to vote, please visit www.phillips66delivers.com/how-to-vote/. If you need help voting your shares or have any questions, please contact our proxy solicitor, Innisfree M&A Incorporated: STOCKHOLDERS (877) 750-9496 (toll-free from the U.S. and Canada) | +1 (412) 232-3651 (from other countries)

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws relating to Phillips 66’s operations, strategy and performance. Words such as “anticipated,” “committed,” “estimated,” “expected,” “planned,” “scheduled,” “targeted,” “believe,” “continue,” “intend,” “will,” “would,” “objective,” “goal,” “project,” “efforts,” “strategies” and similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this document are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future events or performance, and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: changes in governmental policies or laws that relate to our operations, including regulations that seek to limit or restrict refining, marketing and midstream operations or regulate profits, pricing, or taxation of our products or feedstocks, or other regulations that restrict feedstock imports or product exports; our ability to timely obtain or maintain permits necessary for projects; fluctuations in NGL, crude oil, refined petroleum, renewable fuels and natural gas prices, and refining, marketing and petrochemical margins; the effects of any widespread public health crisis and its negative impact on commercial activity and demand for refined petroleum or renewable fuels products; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs including the renewable fuel standards program, low carbon fuel standards and tax credits for renewable fuels; potential liability from pending or future litigation; liability for remedial actions, including removal and reclamation obligations under existing or future environmental regulations; unexpected changes in costs for constructing, modifying or operating our facilities; our ability to successfully complete, or any material delay in the completion of, any asset disposition, acquisition, shutdown or conversion that we have announced or may pursue, including receipt of any necessary regulatory approvals or permits related thereto; unexpected difficulties in manufacturing, refining or transporting our products; the level and success of drilling and production volumes around our midstream assets; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products, renewable fuels or specialty products; lack of, or disruptions in, adequate and reliable transportation for our products; failure to complete construction of capital projects on time or within budget; our ability to comply with governmental regulations or make capital expenditures to maintain compliance with laws; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets, which may also impact our ability to repurchase shares and declare and pay dividends; potential disruption of our operations due to accidents, weather events, including as a result of climate change, acts of terrorism or cyberattacks; general domestic and international economic and political developments, including armed hostilities (such as the Russia-Ukraine war), expropriation of assets, and other diplomatic developments; international monetary conditions and exchange controls; changes in estimates or projections used to assess fair value of intangible assets, goodwill and property and equipment and/or strategic decisions with respect to our asset portfolio that cause impairment charges; investments required, or reduced demand for products, as a result of environmental rules and regulations; changes in tax, environmental and other laws and regulations (including alternative energy mandates); political and societal concerns about climate change that could result in changes to our business or increase expenditures, including litigation-related expenses; the operation, financing and distribution decisions of equity affiliates we do not control; and other economic, business, competitive and/or regulatory factors affecting Phillips 66’s businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

On April 8, 2025, Phillips 66 filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) and accompanying WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) and its solicitation of proxies for Phillips 66’s director nominees and for other matters to be voted on. This communication is not a substitute for the Proxy Statement or any other document that Phillips 66 has filed or may file with the SEC in connection with any solicitation by Phillips 66. PHILLIPS 66 SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED WITH THE SEC AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents (including the WHITE proxy card) filed by Phillips 66 with the SEC without charge from the SEC’s website at www.sec.gov. Copies of the documents filed by Phillips 66 with the SEC also may be obtained free of charge at Phillips 66’s investor relations website at https://investor. phillips66.com or upon written request sent to Phillips 66, 2331 CityWest Boulevard, Houston, TX 77042, Attention: Investor Relations.

Certain Information Regarding Participants

Phillips 66, its directors, its director nominees and certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from Phillips 66 shareholders in connection with the matters to be considered at the 2025 Annual Meeting. Information regarding the names of such persons and their respective interests in Phillips 66, by securities holdings or otherwise, is available in the Proxy Statement, which was filed with the SEC on April 8, 2025, including in the sections captioned “Beneficial Ownership of Phillips 66 Securities” and “Appendix C: Supplemental Information Regarding Participants in the Solicitation.” To the extent that Phillips 66’s directors and executive officers who may be deemed to be participants in the solicitation have acquired or disposed of securities holdings since the applicable “as of” date disclosed in the Proxy Statement, such transactions have been or will be reflected on Statements of Changes in Ownership of Securities on Form 4 or Initial Statements of Beneficial Ownership of Securities on Form 3 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec. gov.

Endnotes

1.	Shareholder distribution through dividends paid on common shares and repurchases of common shares as of April 25, 2025.

2.	Total Shareholder Return (“TSR”) from May 1, 2012 to March 31, 2025.

3.	Shareholder distribution through dividends paid on common shares and repurchases of common shares.

Also on May 9, 2025, Phillips 66 updated its website https://www.phillips66delivers.com/. A copy of the updated website content (other than that previously filed) is provided below.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws relating to Phillips 66’s operations, strategy and performance. Words such as “anticipated,” “committed,” “estimated,” “expected,” “planned,” “scheduled,” “targeted,” “believe,” “continue,” “intend,” “will,” “would,” “objective,” “goal,” “project,” “efforts,” “strategies” and similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this document are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future events or performance, and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: changes in governmental policies or laws that relate to our operations, including regulations that seek to limit or restrict refining, marketing and midstream operations or regulate profits, pricing, or taxation of our products or feedstocks, or other regulations that restrict feedstock imports or product exports; our ability to timely obtain or maintain permits necessary for projects; fluctuations in NGL, crude oil, refined petroleum, renewable fuels and natural gas prices, and refining, marketing and petrochemical margins; the effects of any widespread public health crisis and its negative impact on commercial activity and demand for refined petroleum or renewable fuels products; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs including the renewable fuel standards program, low carbon fuel standards and tax credits for renewable fuels; potential liability from pending or future litigation; liability for remedial actions, including removal and reclamation obligations under existing or future environmental regulations; unexpected changes in costs for constructing, modifying or operating our facilities; our ability to successfully complete, or any material delay in the completion of, any asset disposition, acquisition, shutdown or conversion that we have announced or may pursue, including receipt of any necessary regulatory approvals or permits related thereto; unexpected difficulties in manufacturing, refining or transporting our products; the level and success of drilling and production volumes around our midstream assets; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products, renewable fuels or specialty products; lack of, or disruptions in, adequate and reliable transportation for our products; failure to complete construction of capital projects on time or within budget; our ability to comply with governmental regulations or make capital expenditures to maintain compliance with laws; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets, which may also impact our ability to repurchase shares and declare and pay dividends; potential disruption of our operations due to accidents, weather events, including as a result of climate change, acts of terrorism or cyberattacks; general domestic and international economic and political developments, including armed hostilities (such as the Russia-Ukraine war), expropriation of assets, and other diplomatic developments; international monetary conditions and exchange controls; changes in estimates or projections used to assess fair value of intangible assets, goodwill and property and equipment and/or strategic decisions with respect to our asset portfolio that cause impairment charges; investments required, or reduced demand for products, as a result of environmental rules and regulations; changes in tax, environmental and other laws and regulations (including alternative energy mandates); political and societal concerns about climate change that could result in changes to our business or increase expenditures, including litigation-related expenses; the operation, financing and distribution decisions of equity affiliates we do not control; and other economic, business, competitive and/or regulatory factors affecting Phillips 66’s businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

On April 8, 2025, Phillips 66 filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) and accompanying WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) and its solicitation of proxies for Phillips 66’s director nominees and for other matters to be voted on. This communication is not a substitute for the Proxy Statement or any other document that Phillips 66 has filed or may file with the SEC in connection with any solicitation by Phillips 66. PHILLIPS 66 SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED WITH THE SEC AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents (including the WHITE proxy card) filed by Phillips 66 with the SEC without charge from the SEC’s website at www.sec.gov. Copies of the documents filed by Phillips 66 with the SEC also may be obtained free of charge at Phillips 66’s investor relations website at https://investor.phillips66.com or upon written request sent to Phillips 66, 2331 CityWest Boulevard, Houston, TX 77042, Attention: Investor Relations.

Certain Information Regarding Participants

Phillips 66, its directors, its director nominees and certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from Phillips 66 shareholders in connection with the matters to be considered at the 2025 Annual Meeting. Information regarding the names of such persons and their respective interests in Phillips 66, by securities holdings or otherwise, is available in the Proxy Statement, which was filed with the SEC on April 8, 2025, including in the sections captioned “Beneficial Ownership of Phillips 66 Securities” and “Appendix C: Supplemental Information Regarding Participants in the Solicitation.” To the extent that Phillips 66’s directors and executive officers who may be deemed to be participants in the solicitation have acquired or disposed of securities holdings since the applicable “as of” date disclosed in the Proxy Statement, such transactions have been or will be reflected on Statements of Changes in Ownership of Securities on Form 4 or Initial Statements of Beneficial Ownership of Securities on Form 3 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.